Exhibit 23.5



            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         We hereby consent to the incorporation by reference into this registration statement on Form S-8 of Greka Energy Corporation of references to our firm in the form and context in which they appear in the Annual Report on Form 10-KSB of Greka Energy Corporation and all amendments thereto for the year ended December 31, 1998. We hereby further consent to the use of information contained in our reports, as of January 1, 1997, 1998 and 1999, setting forth the Saba Petroleum Company oil and gas reserves and revenue estimates for the United States and Colombia and to the use of information from our report dated April 5, 1999, setting forth the Horizontal Ventures, Inc. oil and gas reserves and revenue estimates, as of January 1, 1999, for Cat Canyon Field in California. We understand that oil and gas assets owned by Saba Petroleum Company and Horizontal Ventures, Inc. were merged on March 24, 1999 to form Greka Energy Corporation.

                      Netherland, Sewell & Associates, Inc.

                                            By: /s/ Frederic D. Sewell
                                                ----------------------
                                                    Frederic D. Sewell
                                                    President

Dallas, Texas
February 9, 2000